EXHIBIT 99.1
THORATEC ANNOUNCES CARDIOVASCULAR DIVISION
MANAGEMENT TRANSITION
     (PLEASANTON, CA), April 23, 2007—Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, today announced that Jeffrey Nelson, president of the company’s Cardiovascular Division, is leaving the company to pursue other interests. Gary F. Burbach, Thoratec’s president and chief executive officer, will assume Nelson’s responsibilities. Nelson, who was named to his position in August 2002, will continue in a part-time role at Thoratec to support an effective transition.
     “Since joining Thoratec, Jeff has made many important contributions to the company’s success including expanding market penetration for our VADs (Ventricular Assist Devices) as reflected in the division’s growth from $72 million to $134 million during his tenure, driving the HeartMate II program forward and building a solid team within the Cardiovascular Division. I know Jeff will be missed at Thoratec and I wish him well in his future endeavors. My plan is to assume leadership of the division through at least our anticipated commercial launch of the HeartMate II® for bridge-to-transplantation (BTT) later this year. I am confident in the plans and people we have in place to drive our business objectives and continue to grow our market position,” Burbach said.
     “I have greatly enjoyed the last five years at Thoratec and am proud of what we have accomplished in concert with many clinical partners. The state of the technology and the access to it by thousands of heart failure patients has set the stage for exciting growth in the mechanical circulatory support field in the near future. The experienced and capable management team in the Cardiovascular Division is extremely well-equipped to capitalize on the opportunities ahead of the company,” Nelson said.
     “We will continue with our strategies to drive growth in our business, achieve a high level of customer satisfaction, foster innovation and create value in both the short and long term,” Burbach continued. “We are committed to developing world class products that help save and improve lives of patients with advanced heart failure.”
Corporate Headquarters

Thoratec Corporation 6035 Stoneridge Drive, Pleasanton, CA 94588 Tel 925-847-8600 Fax 925-847-8574 ww.thoratec.com

Burlington Office	Rancho Cordova Office
23 Fourth Avenue, Burlington, MA 01803	2945 Kilgore Road, Rancho Cordova, CA 95670
Tel 781-272-0139 Fax 781-852-8390	Tel 916-852-2833 Fax 916-638-3216

Thoratec Announces Cardiovascular Division
Management Transition
     Thoratec is a world leader in therapies to address advanced-stage heart failure. The company’s product lines include the Thoratec® VAD and HeartMate LVAS (Left Ventricular Assist System) with more than 11,000 devices implanted in patients suffering from heart failure. Additionally, its International Technidyne Corporation (ITC) division supplies blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.
     Except for the historical information contained herein, the matters described above contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “expects,” “hopes,” “anticipated,” “believes,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements, based on a variety of factors, many of which are beyond the company’s control. Therefore, readers are cautioned not to put undue reliance on these statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including risks related to the results of enrollment in and timing of clinical trials, including the HeartMate II, regulatory approval processes, the development of new markets, including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, and the effects of healthcare reimbursement and coverage policies. Forward-looking statements contained herein should be considered in light of these factors and those factors discussed from time to time in the company’s most recent annual report on Form 10-K filed with the SEC, and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
Contacts:
David Smith
Executive Vice President, Chief Financial Officer
(925) 847-8600
or
Neal B. Rosen
Kalt Rosen Group/Ruder-Finn
(415) 397-2686
Corporate Headquarters

Thoratec Corporation 6035 Stoneridge Drive, Pleasanton, CA 94588 Tel 925-847-8600 Fax 925-847-8574 ww.thoratec.com

Burlington Office	Rancho Cordova Office
23 Fourth Avenue, Burlington, MA 01803	2945 Kilgore Road, Rancho Cordova, CA 95670
Tel 781-272-0139 Fax 781-852-8390	Tel 916-852-2833 Fax 916-638-3216